Investor Relations Contact:
John Lawlor, Cognos
613-738-3503
john.lawlor@cognos.com

Media Relations Contact:
Sean Reid, Cognos
613-738-1440 Ext. 3260
sean.reid@cognos.com

Cognos® Reports Record First Quarter Results

29 Percent Growth in Business Intelligence Revenue Drives Market-Leading Position

Ottawa, ON & Burlington, MA, June 19, 2003 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars), the world leader in business intelligence (BI) and corporate performance management solutions, today announced record results for the Company’s first quarter of fiscal year 2004, ended May 31, 2003. Revenue for the quarter was $150.6 million, an increase of 25 percent from the first quarter of last year, when revenue was $120.1 million.

Net income for the first quarter of fiscal 2004 was $12.4 million, resulting in diluted earnings per share of $0.14. This is an increase of 25 percent compared with net income of $9.9 million and diluted earnings per share of $0.11 for the first quarter of last year.

BI revenue achieved strong growth in the quarter, reaching $143.7 million, an increase of 29 percent from the first quarter of last year, when BI revenue was $111.6 million. BI license revenue increased 18 percent to $56.7 million, compared to $48.0 million in the same period last year.

Cognos’ balance sheet remains strong. The Company increased cash, cash equivalents, and short-term investments by $21.6 million to $263.9 million at the end of the first quarter, which included operating cash flow of $10.5 million in the quarter.

Highlights of the Quarter

•	Nine contracts greater than $1 million, an all-time high for the Company

•	58 contracts greater than $200,000 and 445 contracts greater than $50,000, an increase of 38 percent and 32 percent, respectively, over the first quarter of last year

•	Double-digit percentage growth for BI revenue in all three major geographies – North America, Europe, and Asia-Pacific

•	Positive customer response to the Cognos Corporate Performance Management (CPM) solution, including recent new product offerings Series 7 Version 2, Cognos Metrics Manager, and Cognos Enterprise Planning Series

•	Major customer wins at BASF, Bear Stearns & Company, British Gas, DHL Systems Ltd., Deltek Systems, Electrolux, Fujitsu, J.P. Morgan Chase, Kennametal, SunTrust Bank, Verizon Wireless, Visa International, and Wells Fargo

•	Strong momentum with major strategic partners throughout the world, including a major new global marketing and reseller agreement with IBM, and a marked advancement in strategic relationships with Deloitte & Touche, Fujitsu, and Accenture

•	Unanimous industry analyst recognition of Cognos’ leadership in technology, vision, strategy, and market share, including number one positions with Gartner, Meta, Forrester, and IDC.

“We are pleased with the results for the first quarter,” said Cognos Chief Executive Officer Ron Zambonini. “The strong financial and operational performance, despite the negative impact of currency changes in the quarter and a difficult economic and IT purchasing environment, demonstrates solid execution on all fronts.”

“Our business strategy is focused, clear, and consistent. And the foundation for the strategy is strong, beginning with the unmatched quality of both the Cognos team and our customer base. The Cognos R&D and sales force teams are second-to-none in the BI industry. As a result, we further extended our lead in the BI market and established the lead in corporate performance management. Our sales pipeline is up, our sales force is confident, the integration of Adaytum is essentially complete, and with our strongest new product cycle ever, we are confident we can continue to build on our market-leading positions in BI and CPM.”

Business Outlook

Management offers the following outlook for the second quarter of fiscal 2004, ending August 31, 2003:

•	Revenue is expected to be in the range of $155 million to $159 million

•	Diluted earnings per share are expected to be in the range of $0.15 to $0.18.

Cognos will host a Webcast and conference call to present results for its first quarter of fiscal year 2004 at 5:15 p.m. Eastern Time, today, June 19, 2003. The Webcast may be accessed at http://www.cognos.com/company/investor/events/fy04q1/index.html. The conference call may be accessed at 416-640-1907. A replay of the Webcast will also be available from the Company’s Web site, or, until July 3, 2003, by telephone at 416-640-1917, passcode 21002036#.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, the Company’s expectations concerning future revenues and earnings, product demand and growth opportunities; business outlook and business momentum; new product introductions and customer reaction; the benefits to be derived from the integration of acquired products and technologies; market positioning and technology strategies and execution.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Company’s ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to compete in an intensely competitive market; the Company’s ability to select and implement appropriate business models and strategies; fluctuations in its quarterly and annual operating results based on historical patterns; the impact of global economic conditions on the Company’s business; unauthorized use of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; and the Company’s ability to identify, pursue, and complete acquisitions with desired business results; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Cognos may provide pro forma or non-GAAP measures as defined by SEC Regulation G to provide greater comparability regarding Cognos’ ongoing operating performance. If discussed, these measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”). These pro forma measures are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, if such pro forma or non-GAAP measures are provided, a reconciliation of the Cognos U.S. GAAP information to the pro forma information will be provided in the table attached. We will also make available on the investor relations page of our web site at www.cognos.com this press release, a replay of the Webcast, slides used in the Webcast, non-GAAP financial measures that may be discussed on the Webcast, as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 22,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

SUPPLEMENTARY INFORMATION:

	FY2003				FY2004

	Q1	Q2	Q3	Q4	Q1

Revenue Statistics ($000s)
BI	111,598	120,576	130,299	155,265	143,684
Application development tools	8,532	8,528	7,775	8,463	6,879

BI License	47,966	52,988	60,346	77,281	56,683

North America	78,913	80,768	83,952	95,362	90,117
Europe	33,717	39,255	43,750	56,634	47,043
Asia/Pacific	7,500	9,081	10,372	11,732	13,403

Year-Over-Year Revenue Growth Statistics
BI	13%	13%	14%	16%	29%
Application development tools	(9%)	(11%)	(23%)	(8%)	(19%)

BI License	16%	10%	7%	6%	18%

North America	18%	11%	9%	9%	14%
Europe	1%	10%	14%	25%	40%
Asia/Pacific	0%	18%	21%	18%	79%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	338,259	331,261	338,103	242,258	263,896
Days sales outstanding	60	59	67	76	63
Total employees	2,649	2,684	2,714	2,989	3,016

HISTORICAL COMPARISON:

	FY2003				FY2004

	Q1	Q2	Q3	Q4	Q1

Revenue
Product license	$ 49,835	$ 55,039	$ 62,223	$ 79,600	$ 57,801
Product support	48,179	51,237	52,853	59,364	64,127
Services	22,116	22,828	22,998	24,764	28,635

Total revenue	120,130	129,104	138,074	163,728	150,563

Cost of revenue
Cost of product license	734	714	722	757	1,111
Cost of product support	4,413	5,029	5,240	5,785	6,855
Cost of services	15,547	17,073	17,599	20,105	20,859

Total cost of revenue	20,694	22,816	23,561	26,647	28,825

Gross margin	99,436	106,288	114,513	137,081	121,738

Operating expenses
Selling, general, and administrative	65,841	67,767	67,492	75,630	80,436
Research and development	19,698	19,029	18,264	21,112	23,294
Amortization of intangible assets	877	722	759	1,354	1,907

Total operating expenses	86,416	87,518	86,515	98,096	105,637

Operating income	13,020	18,770	27,998	38,985	16,101
Interest expense	(46)	(185)	(211)	(230)	(171)
Interest income	1,601	1,619	1,521	1,456	1,044

Income before taxes	14,575	20,204	29,308	40,211	16,974
Income tax provision	4,664	6,465	9,379	10,646	4,583

Net income	$ 9,911	$ 13,739	$ 19,929	$ 29,565	$ 12,391

Net income per share
Basic	$0.11	$0.16	$0.23	$0.34	$0.14

Diluted	$0.11	$0.15	$0.22	$0.33	$0.14

Weighted average number of shares (000s)
Basic	88,000	87,902	87,845	87,997	88,527

Diluted	91,531	90,046	89,882	90,665	90,924

	FY2002

	Q1	Q2	Q3	Q4

Revenue
Product license	$ 43,104	$ 50,617	$ 59,114	$ 75,420
Product support	41,843	42,584	44,578	46,631
Services	23,069	23,112	20,489	20,741

Total revenue	108,016	116,313	124,181	142,792

Cost of revenue
Cost of product license	1,106	962	847	694
Cost of product support	4,294	3,862	3,825	4,595
Cost of services	19,654	17,863	17,548	16,464

Total cost of revenue	25,054	22,687	22,220	21,753

Gross margin	82,962	93,626	101,961	121,039

Operating expenses
Selling, general, and administrative	66,779	65,008	65,016	63,042
Research and development	19,422	18,423	17,579	19,190
Amortization of intangible assets and goodwill	2,440	2,440	2,379	4,643
Special charges	12,798	—	—	20,642

Total operating expenses	101,439	85,871	84,974	107,517

Operating income (loss)	(18,477)	7,755	16,987	13,522
Interest expense	(84)	(85)	(88)	(283)
Interest income	2,812	2,408	1,947	1,755

Income (loss) before taxes	(15,749)	10,078	18,846	14,994
Income tax provision (benefit)	(4,647)	2,974	5,560	4,874

Net income (loss)	$(11,102)	$ 7,104	$ 13,286	$ 10,120

Net income (loss) per share
Basic	($0.13)	$0.08	$0.15	$0.12

Diluted	($0.13)	$0.08	$0.15	$0.11

Weighted average number of shares (000s)
Basic	88,023	88,004	87,488	87,671

Diluted	88,023	89,941	89,456	91,897

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three months ended May 31,
	2003	2002

Revenue
Product license	$ 57,801	$ 49,835
Product support	64,127	48,179
Services	28,635	22,116

Total revenue	150,563	120,130

Cost of revenue
Cost of product license	1,111	734
Cost of product support	6,855	4,413
Cost of services	20,859	15,547

Total cost of revenue	28,825	20,694

Gross margin	121,738	99,436

Operating expenses
Selling, general, and administrative	80,436	65,841
Research and development	23,294	19,698
Amortization of intangible assets	1,907	877

Total operating expenses	105,637	86,416

Operating income	16,101	13,020
Interest expense	(171)	(46)
Interest income	1,044	1,601

Income before taxes	16,974	14,575
Income tax provision	4,583	4,664

Net income	$ 12,391	$ 9,911

Net income per share
Basic	$0.14	$0.11

Diluted	$0.14	$0.11

Weighted average number of shares (000s)
Basic	88,527	88,000

Diluted	90,924	91,531

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	May 31, 2003	February 28, 2003

Assets	(Unaudited)
Current assets
Cash and cash equivalents	$200,670	$162,588
Short-term investments	63,226	79,670
Accounts receivable	105,235	139,116
Prepaid expenses and other current assets	12,732	8,884
Deferred tax assets	5,241	5,427

	387,104	395,685
Fixed assets	68,864	63,467
Intangible assets	27,501	29,408
Goodwill	170,099	169,991

	$653,568	$658,551

Liabilities
Current liabilities
Accounts payable	$ 25,772	$ 33,310
Accrued charges	30,050	34,192
Salaries, commissions, and related items	35,401	48,916
Income taxes payable	2,850	4,395
Deferred revenue	139,754	146,008

	233,827	266,821
Long-term liabilities	—	1,647
Deferred income taxes	12,712	13,561

	246,539	282,029

Stockholders’ Equity
Capital stock
Common shares (May 31, 2003 - 88,990,745; February 28, 2003 - 88,124,914)	185,963	173,363
Treasury shares (May 31, 2003 - 43,500; February 28, 2003 - 22,500)	(1,065)	(501)
Deferred stock-based compensation	(1,208)	(1,243)
Retained earnings	225,918	213,527
Accumulated other comprehensive loss	(2,579)	(8,624)

	407,029	376,522

	$653,568	$658,551

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three months ended May 31,

	2003	2002

Cash flows from operating activities
Net income	$ 12,391	$ 9,911
Non-cash items
Depreciation and amortization	7,148	4,699
Amortization of deferred stock-based compensation	169	185
Amortization of other deferred compensation	62	148
Deferred income taxes	(2,954)	(552)
Loss on disposal of fixed assets	454	97

	17,270	14,488
Change in non-cash working capital
Decrease in accounts receivable	37,006	36,590
Increase in prepaid expenses and other current assets	(3,088)	(247)
Decrease in accounts payable	(8,625)	(6,671)
Decrease in accrued charges	(5,809)	(2,068)
Decrease in salaries, commissions, and related items	(15,793)	(5,106)
Decrease in income taxes payable	(138)	(2,778)
Decrease in deferred revenue	(10,282)	(3,780)

Net cash provided by operating activities	10,541	30,428

Cash flows from investing activities
Maturity of short-term investments	63,752	113,186
Purchase of short-term investments	(44,700)	(47,626)
Additions to fixed assets	(6,730)	(4,269)
Acquisition costs	(108)	—

Net cash used in investing activities	12,214	61,291

Cash flows from financing activities
Issue of common shares	12,466	3,765
Purchase of treasury shares	(564)	—
Repurchase of shares	—	(9,992)
Decrease in long-term debt and long-term liabilities	(1,697)	(16)

Net cash provided by (used in) financing activities	10,205	(6,243)

Effect of exchange rate changes on cash	5,122	2,653

Net increase in cash and cash equivalents	38,082	88,129
Cash and cash equivalents, beginning of period	162,588	192,901

Cash and cash equivalents, end of period	200,670	281,030
Short-term investments, end of period	63,226	57,229

Cash, cash equivalents, and short-term investments, end of period	$263,896	$338,259